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Exhibit 5.1

	ATTORNEYS AT LAW 4401 Eastgate Mall San Diego, CA 92121-1909		Broomfield, CO 720 566-4000 Palo Alto, CA 650 843-5000
	Main	858 550-6000	Reston, VA
	Fax	858 550-6420	703 456-8000
August 18, 2003	www.cooley.com		San Francisco, CA 415 693-2000
Amylin Pharmaceuticals, Inc. 9373 Towne Centre Drive San Diego, California 92121	THOMAS A. COLL (858) 550-6013 colita@cooley.com

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Amylin Pharmaceuticals, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission, covering the offering of up to an aggregate of 7,500,000 shares of the Company's Common Stock (the "Shares") for issuance pursuant to the Company's 2001 Equity Incentive Plan (the "Equity Plan") (which may include shares subject to options granted pursuant to the Company's 2003 Non-Employee Directors' Stock Option Plan (the "Directors' Plan")).

        In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Equity Plan, the Directors' Plan, the Company's Certificate of Incorporation, as amended, and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related prospectus, the Equity Plan or the Directors' Plan, as applicable, will be validly issued, fully paid and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

        We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP
/s/ THOMAS A. COLL Thomas A. Coll

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  Exhibit 5.1